PROSPECTUS Dated                      Pricing Supplement No. 77
October 1, 1997                       Effective December 8, 1997




                  U.S. $1,000,000,000         Rule 424 (b)(3)
                                          Registration Statement
              FORD MOTOR CREDIT COMPANY        No. 33-62973

            VARIABLE DENOMINATION FLOATING
                  RATE DEMAND NOTES


                  -----------------


                Interest Rate Per Annum
                -----------------------

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------

12/8/97        5.34%              5.54%             5.74%